Exhibit 23

                    Consent of Independent Public Accountants
                    -----------------------------------------

        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 17, 1998, included in or incorporated by reference into Thermo Instrument Systems Inc.'s Annual Report on Form 10-K for the year ended January 3, 1998, into the Company's previously filed Registration Statements as follows:
    Registration Statement No. 33-14980 on Form S-8, Registration Statement No. 33-16461 on Form S-8, Registration Statement No. 33-14974 on Form S-8, Post Effective Amendment to Registration Statement on Form S-4 No. 33-32579-02 on Form S-8, Registration Statement No. 33-33577 on Form S-8, Registration Statement No. 33-36221 on Form S-8, Registration Statement No. 33-37866 on Form S-8, Registration Statement No. 33-42270 on Form S-3, Registration Statement No. 33-69526 on Form S-3, Registration Statement No. 33-65275 on Form S-8, Registration Statement No. 33-37559 on Form S-8, Registration Statement No. 333-32031 on Form S-3, Registration Statement No. 333-02163 on Form S-3, and Registration Statement No. 333-17707 on Form S-3.



                                                 Arthur Andersen LLP



    Boston, Massachusetts
    March 10, 1998